Agreement made as of this 1st day of July, 2000 between Legred
Struthers Genetics, Inc. (hereinafter referred to as the "Company" and/or "Employer") with offices at 1 Carriage Lane, Bldg. D, Suite G-E, Charleston, South Carolina 29407 and Brent Legred (hereinafter referred to as "Legred" and/or "Employee") residing at 3500 49Oth Avenue, Bricelyn, Minnesota 56014.

Whereas, the Company wishes to employ the Employee; and

Whereas, the Employee wishes to become an employee of the Company.

Now, therefore, the parties hereto agree as follows:

         1. The Company hereby agrees to employ the Employee and the Employee hereby accepts employment with the Company upon the terms and conditions hereinafter set forth.

         2. The terms of this Agreement shall commence on the 15th day of February, 2000 and shall continue for 36 months, unless sooner terminated as herein provided. This Agreement may be extended by mutual written agreement of the parties.

         3. The Company agrees to pay Employee during his employment hereunder a salary at the annual rate of $75,700 payable in 26 equal, bi-weekly installments. Salary payments shall be subject to "withholding of applicable taxes and other applicable deductions. Employee in addition to salary shall receive all benefits as all other Employees as designated in the Employer handbook.

         4. Employee agrees to serve the Company and faithfully and to the best of his ability shall devote his entire protessional time, attention and energy to the business of the Company and except as herein specifically otherwise provided, shall devote his entire professional time, attention and energy to the business of the Company during regular business hours and any such other times as the Company may reasonably request. During the term hereof, and without the written consent of thc Company, Employee may not be engaged in any other business or professional activity except that Employee may operate his own Show Pig Business without such activity being deemed a violation of Employee's non-compete clause whether or not such business or professional activity is pursued for gain, profit or for any personal pecuniary advantage. Entire profession time shall be at least 40 hours per week minimum. Regular business hours shall be from 9 a.m. to 5 p.m. Monday through Friday of each week.

         Employee shall be in complete charge of the Company's field office including its stud boar and laboratory facilities in Bricelyn, Minnesota and shall have full authority and responsibility in administering the Company's operations at that location, including the authority to hire and fire personnel he deems necessary. Employee shall undertake such other additional duties as, from time to time, are given to him by the Board of Directors. The foregoing powers and the authority are subject to a general direction, approval and control of the Company's Board of Directors.

         5. The parties acknow1edge that the Employer is in the business of providing and breeding genetically superior swine through the use of, among other things, embryo transplants and semen. The parties further acknowledge that Employer's business is highly specialized and that Employee has in-depth experience in this field. Employee acknowledges that documents and other information regarding Employer's pricing and costs, as well as information pertaining to Employer's customers, are highly confidential and constitute trade secrets and that this is so for the purpose of this Agreement even though Employee may have prior knowledge in these areas.

         6, During the term of this Agreement, Employee may have access to, and become familiar with, various trade secrets belonging to Employer, including and limited to, the documents referred to in Paragraph 5 above. Although Employee may have prior personal knowledge of the foregoing, Employee acknowledges that such trade secrets are owned and shall continue to be owed solely by Employer. During the term of his employment and for thirty-six (36) months after this Agreement expires by its term or such employment is terminated for any reason, regardless of whether termination is initiated by Employer or Employee, Employee agrees not to use, communicate, reveal or otherwise make available such information for any purpose whatsoever, or to divulge such information to any person, partnership, corporation or entity other than Employer or persons expressly designated by Employer, unless such Employee is compel1ed to disclose it by judicial process.

         7, Under no circumstances shall Employee remove from Employer's office any of Employer's books, records, documents, or customer lists, or any copies of such documents, without the Employer's prior written consent; nor shall Employee make any copies of such books, records, documents, or customer lists for use outside of Employer's office, except as specifically authorized in writing by Employer.

         8. Employee agrees that:

         (a) for a period of twenty-four (24) months after this Agreement expires by its term or has been terminated for any reason, regardless of whether the termination is initiated by Employer or Employee, Employee will not, directly or indirectly, solicit any person, company, firm, or corporation who is or was a customer of Employer during a period of five (5) years prior to the termination of Employee's employment. Employee agrees not to solicit such customers on behalf of himself or any other person, firm, company, or corporation.

         (b) The Emp1oyee agrees that for a period of twelve (12) months after the termination of his employment with Employer, regardless of whether the termination was initiated by Employer or Employee, he will not accept employment with, or act as a consultant, contractor, advisor, or in any other capacity for, a competitor of the Employer, or enter into competition with the Employer, either by himself or through any entity owned or managed in whole or in part by the Employee.

         (c) The parties have attempted to limit Employee's right to compete only to the extent necessary to protect Employer from unfair competition. The parties recognize, however, that reasonable people may differ in making such a determination. Consequently, the parties hereby agree that, if the scope or enforceability of the restrictive covenant is in any way disputed at any time. a court or other trier of fact may modify and enforce the covenant to the extent that it believes the covenant is reasonable under the circumstances existing at that time.

         (d) Paragraphs 5 through 8 herein shall be only restrictive upon Employee if Employer pays to Employee by cash or check in an amount equal to Employee's full monthly salary plus a cost of living increase equal to the cost of living index for Minnesota, at the beginning of each mont, for each month for which the restrictions provided for in Paragraphs 5 through 8 apply. Full salay shall be the salary provided for in this agreement plus all benefits to which employees are entitled. Once restrictions provided for in Paragraphs 5 throuoh 8 are lifted due to non-payment by Employer of the monthly payments above provided for, such restrictions wi11 not be reinstated without the consent of Employee.

         9. Emp1oyee acknowledges that: (1) compliance with Paragraph 5 through 8 herein is necessary to protect the Employer's business and good will and Employee's right to payment for services and covenants; (2) a breach of those Paragraphs will irreparably and continually damage Employer and Employee; and (3) an award of money damages will not be adequate to remedy such harm.

         (a) Consequently, Employee agrees that, in the event he breaches this agreement Employer shall be entitled to both: (1) a preliminary or permanent injunction in order to prevent the continuation of such harm; (2) money damages, insofar as they can be determined and (3) reasonable costs and attorney fees incurred in enforcing such provisions.

         (b) Employer agrees that in the event it breaches this agreement, Employee shall be entitled to payment of all sums due him plus reasonable costs and attorney fees incurred in enforcing such provisions.


         (c) As money damages for the period of time during which Employee violates these covenants, Employer shall be entitled to recover the full amount of any fees, compensation, or other remuneration earned by Employee as a result of any such breach except for payments made by Employer to Employee pursuant to this agreement.



         10. If, in one or more instances, either party fails to insist that the other party perform any of the terms of this Agreement, such failure shall not be construed as a waiver by such party of any past, present, or future right granted under this Agreement, and the obligations of both parties under this Agreement shall continue in full force and effect.


         11. This Agreement shall terminate pursuant to Paragraph 2 or upon any one of the following events:


         (a)   The mutual agreement of the parties;

         (b) The voluntary or involuntary dissolution of Employer; or of Struther's Inc.;


         (c) Termination by the Board of Directors if Employee is not acting to the best of his ability and/or in the best interests of the Company;

         (d) Termination by Employee in the event of a bulk transfer of assets owned by Employer or a change in majority ownership of Employer's stock;

         (e) Except for Paragraph 11 (4) above unilateral termination by Employee without just cause, in which event payments provided for in Paragraph 8 (4) shall not be required for the restrictions on Employee contained in Paragraphs 5 through 8 to apply.

         12. The Company now has, and shall continue to have, the sole right to use the name "Legred Struthers Genetics, Inc." as its corporate name and title. This right shall not be affectcd bg the termination of Employee's association with the Company either as shareholder or employee, nor by any other cause.

         13. The obligations contained in Paragraphs 5-8 shall survive the termination of this Agreement. In addition, the termination of this Agreement shall not affect any of the rights or obligations of either party arising prior to, or at the time of, the termination of this Agreement, or which may arise by any event causing the termination of this Agreement.

         14. Employce shall not have the right to assign any of his rights or obligations under this Agreement without the prior written approval of the Employer.

         15. If any provision, paragraph, or subparagraph of this Agreement is adjudged by any court to be void or unenforceable in whole or in part, this adjudication shall not affect the validity or the remainder of the Agreement, including any other provision, paragraph, or subparagraph. Each provision, paragraphs and subparagraph of this Agreement is sepatable from every other provision, paragraph, and subparagraph, and constitutes a separate and distinct covenant.

         16. This Agreement shall be binding upon, and shall inure to the benefit of, the parties and their respective successors, assigns, executors, administrators, and personal representatives.

         17. Any notice to be given herein shall be in writing and sent by postage prepaid, certified mail, return receipt requested, to the party to whom notice is being sent at the address as set forth in this Agreement. Either party may change the address to which notices are to be sent by so notifying the other party in writing as set forth in this Paragraph. If mailed as provided in this Agreement, notice shall bc deemed to have been given as of the date of mailing.

         18. This Agreement constitutes the complete understanding between the parties, all prior representations or agreements having been merged into this Agreement.

         19. No alteration of or modification to any of the provisions of this Agreement shall be valid unless made in writing and signed by both parties.


         20. This Agreement shall be subject to and governed by the laws of the State of Minnesota without giving effect to the principles of conflicts of law.

In witness whereof, the parties hereto have executed this Agreement as of the date set forth above.




                                        LEGRED STRUTHERS GENETICS, INC.


                                        By /s/ DOUGLAS W. BEATTY
                                           -----------------
                                        Douglas W. Beatty, President/CEO,
                                        Legred Struthers Genetics, Inc.

                                           /s/ BRENT LEGRED
                                           ------------------
                                         Brent Legred Individually

The performance of this agreement by Legred Struthers Genetics, Inc. is hereby guaranteed by Struthers, Inc.


                                        STRUTHERS, INC.


                                        By /s/ DOUGLAS W. BEATTY
                                           -----------------
                                        Douglas W. Beatty, President/CEO,
                                        Legred Struthers Genetics, Inc.

STATE OF SOUTH CAROLINA )
                        )SS.:   MY COMMISSION EXPIRES MARCH 18, 2008
COUNTY OF CHARLESTON    )

         On the 16th day of July, 2000 before me personally came Douglas W. Beatty, to me known, who being by me duly sworn, did depose and say that he is the CEO of Struthers, Inc., the corporation described in and which executed the foregoing instrument and that he signed his name thereto by order of the Board of Directors of said corporation.



                                                /s/ RHETT SEABROOK
                                                ------------------
                                                Notary Public







STATE OF MINNESOTA      )
                        )SS.:
COUNTY OF FARIBAULT     )

         On the 9th day of August, 2000 before me personally came Brent Legred, to me known to be the individual described in and who executed the foregoing instrument, and acknowledged that he executed the same.


                                                /s/ CHARLES FRUNDT
                                                ------------------
                                                Notary Public

NOTARY PUBLIC -- MINNESOTA
My commission expires Jan. 31, 2005



STATE OF SOUTH CAROLINA )
                        )SS.:   MY COMMISSION EXPIRES MARCH 18, 2008
COUNTY OF CHARLESTON    )

         On the 16th day of July, 2000 before me personally came Douglas W. Beatty, to me known, who being by me duly sworn, did depose and say that he is the CEO of Legred Struthers Genetics, Inc., the corporation described in and which executed the foregoing instrument and that he signed his name thereto by order of the Board of Directors of said corporation.



                                                /s/ RHETT SEABROOK
                                                ------------------
                                                Notary Public





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